Exhibit 10.3

EXECUTION VERSION

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as of August 26, 2024 (this “Agreement”), by and among Concord Acquisition Corp II, a Delaware corporation (“Parent”), Events.com, Inc., a California corporation (the “Company”), and certain of the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, Parent, Concord Merger Sub, Inc., a California corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into, simultaneously herewith, an agreement and plan of merger (the “Merger Agreement”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Stock, together with any other shares of Company Stock of which ownership of record or the power to vote is acquired after the date hereof by the Stockholders prior to the termination of this Agreement, collectively referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Agreement to Vote.

(a)           Subject to the earlier termination of this Agreement in accordance with Section 6, each Stockholder, severally and not jointly, hereby agrees to vote at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered to Parent within the deadline set forth in the Merger Agreement), all of the Stockholder’s Shares held by such Stockholder at such time (i) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the transactions contemplated by the Merger Agreement (the “Transactions”) and (ii) against any action, agreement or transaction or proposal that would reasonably be expected to result in the failure of the Merger or the other Transactions from being consummated. Each Stockholder acknowledges receipt and review of a summary of the Merger Agreement and, where requested by Stockholder to the Company, a copy of the Merger Agreement.

(b)          Without limiting any other rights or remedies of Parent or the Company, each Stockholder, severally and not jointly, hereby irrevocably appoints each of Parent and the Company or any individual designated by each of them (acting jointly) as such Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Stockholder, to attend on behalf of such Stockholder the general meeting or any meeting of the stockholders of the Company with respect to the matters described in Section 1(a), to include such Stockholder’s Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company, to vote (or cause to be voted) such Stockholder’s Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the stockholders of the Company or any action by written consent by the stockholders of the Company, in each case, in the event that (i) such Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a) and continues to fail to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a) for two Business Days following written notice from the Company and Parent of such failure to perform or comply, or (ii) such Stockholder challenges (in Actions or otherwise), directly or indirectly, the validity or enforceability of its covenants, agreements or obligations under Section 1(a), or the voting proxy it executes. For the avoidance of doubt, this does not prevent such Stockholder from withdrawing or otherwise challenging the voting proxy if this Agreement has terminated in accordance with its terms.

(c)          The proxy granted by the Stockholders pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Parent and the Company entering into the Merger Agreement and agreeing to consummate the Transactions. The proxy granted by each Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Stockholder and, upon such Stockholder’s execution of this Agreement, shall revoke any and all prior proxies granted by such Stockholder with respect to the Shares. The vote or consent of the proxyholder with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of such Stockholder’s Shares and a vote or consent by such Stockholder of its Shares (or any other Person with the power to vote or provide consent with respect to such Shares) with respect to the matters described in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a). For the avoidance of doubt, the provisions of this Section 1, including the proxy granted by each Stockholder pursuant to Section 1(b), shall terminate automatically with no further action required if the Merger Agreement (or any provision thereof) or any Ancillary Agreement (or any provision thereof) is entered into, amended, supplemented, modified or waived in any manner adverse to such Stockholder without the prior written consent of such Stockholder.

(d)          Notwithstanding anything to the contrary in this Agreement, as a condition to the obligations set forth in this Section 1 with respect to any Stockholder who is a Founder, Parent shall enter into an executive employment agreement with such Founder, effective as of the Effective Time (and subject to the approval of the Parent Stockholders at the Parent Stockholder Meeting to the extent required by applicable Law), on terms substantially similar to those set forth on Exhibit B hereto.

2.             Termination of Stockholders’ Rights under Applicable Agreements. Each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time and provided that all Terminating Rights (as defined below) between the Company or any of its subsidiaries and any other holder of Company capital stock shall also terminate at such time, (a) the Amended and Restated Investors’ Rights Agreement dated as of May 1, 2023 and the Amended and Restated Voting Agreement dated as of December 5, 2019 (collectively, the “Investment Agreements”) and (b) if applicable to such Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, Company Board observer rights or rights to receive information delivered to the Company Board or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between such Stockholder and the Company, but excluding, for the avoidance of doubt, any rights such Stockholder may have that relate to any indemnification, commercial or employment agreements, or any other arrangements between such Stockholder and the Company or any subsidiary, which shall survive in accordance with their terms.

3.            No Transfer of Shares. During the term of this Agreement, each Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), gift, convey, lien, pledge, hypothecate, dispose of or otherwise encumber any of the Shares or grant any security interest in, or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer of Shares pursuant to the Merger Agreement or to another Stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) grant or agree to grant any proxy, power of attorney or other right to vote any of the Shares, deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Shares; provided that, the foregoing shall not prohibit the transfer of the Shares by a Stockholder to an affiliate of such Stockholder under the following circumstances (collectively, “Permitted Transfers”): (i) to an affiliate of such Stockholder; (ii) as a bona fide gift or gifts, or to a charitable organization; (iii) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (iv) if the Stockholder is an individual, by will or intestate succession upon the death of such Stockholder; (v) by operation of law, such as pursuant to a qualified domestic order or the dissolution of marriage or civil union (including, without limitation, a divorce settlement); and (vi) if the Stockholder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, to another corporation, partnership, limited liability company, trust, syndicate, association or other business entity that controls, is controlled by or is under common control or management with the undersigned or its affiliates; provided, further, that for such transfer to be considered a Permitted Transfer, such transferee shall execute a joinder agreeing to become a party to this Agreement.

4.	No Solicitation; Waiver of Appraisal Rights.

(a)          Each of the Stockholders, severally and not jointly, agrees to be bound by and subject to Section 5.13 (Nonsolicitation) of the Merger Agreement to the same extent as such provisions apply to the Company as if such Stockholder was a party thereto.

(b)          Each Stockholder hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Chapter 13 of the CCC) with respect to the Merger and any rights to dissent with respect to the Merger or to oppose any reorganization or amendment designed to facilitate drag along rights or otherwise facilitate the Merger Agreement.

5.            Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

(a)          The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States Law applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the Merger Agreement and the agreements contemplated by the Merger Agreement), or (iv) if such Stockholder is not a natural person, conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents, as applicable.

(b)          As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite such Stockholder’s name on Exhibit A free and clear of any Lien, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Organizational Documents of the Company and (iv) the Investment Agreements. As of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other shares of Company Stock.

(c)          Such Stockholder, in each case except as provided in this Agreement, the Investment Agreements or the Organizational Documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Stockholder’s Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Stockholder’s Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement or would reasonably be expected to prevent or delay the performance by such Stockholder of its obligations under this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(d)          Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Stockholder.

(e)          As of the date of this Agreement, there are no Actions pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that, in any manner, questions the beneficial or record ownership of the Stockholder’s Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement.

(f)           Such Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that Parent and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Merger Agreement.

(g)          Other than as provided in the Merger Agreement, such Stockholder has not made, nor has any third party made on behalf of such Stockholder, any arrangement for any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent, the Company or any of their subsidiaries is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby.

(h)          Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

6.            Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, nothing in this Section 6 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

7.	Miscellaneous.

(a)          Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) electronically by e-mail (provided no “bounce back” or similar message of non-delivery is received) or physically by registered or certified mail (postage prepaid, return receipt requested) or delivery in person to the respective parties at the following addresses and e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to Parent, to it at:

Concord Acquisition Corp II

477 Madison Avenue, 22nd Floor

New York, NY 10022

Attention: Jeff Tuder

Email: jeff@tremsoncapital.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Michael Helsel; Jason Simon

Email: helselm@gtlaw.com; jason.simon@gtlaw.com

If to the Company, to it at the address set forth on the signature page hereto with a copy (which shall not constitute notice) to:

Events.com, Inc.

811 Prospect Street, Suite A

La Jolla, CA 92037

Attention: Mitch Thrower

Email:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention:	Damon R. Fisher, P.C.
Dov Kogen
Telephone:	(213) 680-8113
(310) 552-4383
E-mail:	dfisher@kirkland.com; dov.kogen@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Christian O. Nagler, P.C.
Telephone:	(212) 446-4660
E-mail:	cnagler@kirkland.com

If to a Stockholder, to the address or email address set forth for such Stockholder on the signature page hereof.

(c)          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)          This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(e)          This Agreement and any other Ancillary Agreement to which a Stockholder is a party constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(f)           This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(g)          This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto.

(h)          The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(i)            This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to principles or rules of conflicts of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Court of Chancery of the State of Delaware and any State of Delaware appellate court therefrom; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(j)           This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k)          Each Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Parent have provided such Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Parent will consider in good faith.

(l)           Without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(m)         This Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub.

(n)         Notwithstanding anything herein to the contrary, each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and, if applicable, this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of such Stockholder or any of its affiliates in his or her capacity as an officer or director of the Company.

(o)           Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(o).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONCORD ACQUISITION CORP II

By:	/s/ Jeff Tuder
Name:	Jeff Tuder
Title:	Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EVENTS.COM, INC.

By:	/s/ Mitch Thrower
Name:	Mitch Thrower
Title:	Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

NAME:	Mitch Thrower

By:	/s/ Mitch Thrower

Address and email address for purposes of Section 7(b):

Address:
Email:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

NAME:	Stephen Partridge

By:	/s/ Stephen Partridge

Address and email address for purposes of Section 7(b):

Address:
Email:

[Signature Page to Stockholder Support Agreement]

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

NAME:	Doug Harrison

By:	/s/ Doug Harrison

Address and email address for purposes of Section 7(b):

Address:
Email:

[Signature Page to Stockholder Support Agreement]

EXHIBIT A

LIST OF STOCKHOLDERS

Name of Stockholder	Number and Class of Shares of Company Stock Owned[1]	Percentage of Ownership
Mitch Thrower	411,216	0.6%
Stephen Partridge	395,187	0.6%
Doug Harrison	0	0.0%
TOTAL	806,403	1.2%

1 Total outstanding shares include all Common, Series A-1 and Series A shares.